EXHIBIT 10.1

Care Concepts I, Inc.

10% Convertible Senior Secured Notes due 2009 and Warrants

SUBSCRIPTION AGREEMENT

September 28, 2004

To the Person Executing this

Subscription Agreement as

Purchasers on the Signature Pages

Ladies and Gentlemen:

Care Concepts I, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with you (the "Purchaser"), as set forth below.

1.

The Offering and the Transactions

A.

The Notes.  Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Purchaser (i) a $_________ principal amount of the Company’ 10% convertible senior secured promissory notes, due September 15, 2009 (the “Note”); and (ii) three (3) year warrants entitling the Purchaser to purchase at an exercise price of $3.00 per share (the “Exercise Price”) that number of shares of the Company’s common stock, $0.001 per share (the “Common Stock”) as shall be determined by dividing the $_________ principal amount of the Note by $3.00 (the “Warrant”).

The Note and the Warrant is being sold to the Purchaser hereunder, together with an aggregate of: (i) up to $15,000,000 principal amount of Notes identical to the Note (collectively, with the Purchaser’s Note, hereinafter referred to as the “10% Notes” or “Notes”), and (ii) warrants, identical to the Warrant, entitling all holders (including the Purchaser) to purchase an aggregate of 5,000,000 shares of Common Stock at the Exercise Price (collectively, with the Purchaser’s Warrant, the “Warrants”), that are being offered and sold by the Company to other investors (collectively, with the Purchaser, the “Purchasers”).

The Notes:

(a)

shall be payable as to interest only, at the rate of 10% per annum, payable semi-annually on June 30th and December 31st, based on a 360 day calendar year; which semi-annual interest shall be payable either 100% in cash, or at the option of the Company, 50% in cash and the balance in additional shares of Company Common Stock valued at the Conversion Price (as hereinafter defined) for the five trading days prior to the interest payment date, but without regard to the “Assumed Floor Price” (as hereinafter defined) then in effect; provided, that if any of the Purchasers converts their Notes, in whole or in part, accrued interest on the outstanding balance of the Notes shall be paid on the next scheduled interest payment date, and a pro rata amount of interest shall be paid for any period of less than six months;

(b)

unless previously converted by the Purchaser into common stock, $0.001 par value per share, of the Company (the “Common Stock”), shall be payable as to principal, together with all accrued an unpaid interest, and any and all late charges and other amounts that may be due under the Note, on September 15, 2009 (the “Maturity Date”);

(c)

at such time as the Company shall have obtained the approval of the holders of a majority of the approximately 19.6 million shares of outstanding Common Stock of the Company for (i) the acquisition of the GMI Stock, (ii) the sale and issuance of all “Transaction Securities” described below (including the Note and Warrants), and (iii) an amendment to the Company’s certificate of incorporation increasing its 30,000,000 shares of authorized Common Stock to 250.0 million shares of Common Stock (collectively the “Stockholder Approval”), but in no event later than December 31, 2004, shall be convertible, at any time, at the option of the Purchaser into shares of Common Stock of the Company (the “Note Conversion Shares”), at a price per share (the “Conversion Price”) that shall be equal to 50% of the average closing price of Company Common Stock, as traded on the American Stock Exchange, LLC (the “AMEX”) or on the Nasdaq Stock Exchange, the New York Stock Exchange or the NASD OTC-Bulletin Board (together with the AMEX, a “National Securities Exchange”), for the five trading days immediately prior to the date (the “Conversion Date”) that notice of conversion is given to the Company by the Purchaser (the “Conversion Notice”); provided, however, that in no event shall the Conversion Price be less than $3.00 per share (the “Floor Price”);

(d)

be secured by a lien and security interest (the “Lien”) on the assets of the Internet Billing Company LLC (“iBill”) subsidiary of the Company, as set forth in the Security Agreement.  The Lien securing the Notes shall be expressly (i) subject and subordinate to the first priority Lien on the assets of iBill now existing or hereafter granted to any person, firm or corporation (the “Senior Lender”) providing up to $10.0 million of working capital financing to iBill (the “iBill Senior Financing”), and (ii) subject and subordinate to the second priority Lien granted to the holders of up to $3.45 million of 10% senior secured Series F convertible redeemable preferred stock of the Company that may be issued on or before September 15, 2004 and (unless converted) are subject to mandatory redemption on September 15, 2009 (the “Series F Senior Preferred Stock”); and

(e)

be secured by (i) Media Billing’s pledge of a pro-rata percentage of 100% of the members interest of iBill, and (ii) a pro-rata percentage of the 395,519 shares of “GMI Stock” in the “Reorganized General Media” (as those terms are hereinafter defined) to be owned by the Company; which pledged securities shall be apportioned among the Purchasers and the holders of the Series F Preferred Stock on a pro rata basis based upon the initial $9.525 million Purchase Price for the 10% Notes and the initial $3.45 million purchase price for the Series F Preferred Stock; provided, that if additional 10% Notes are sold following the date hereof (not to exceed $4.475 million in the aggregate) or if $2.0 million of Penthouse equity shall be exchanged for an additional $2.0 million of Series F Preferred Stock, such allocation of the pledged iBill members interests and GMI Stock shall be appropriately readjusted; it being anticipated that (subject to the above adjustment) 73.41% of the iBill members interest and 290,351 shares of GMI Stock will initially be pledged to the Purchasers of Notes, and 26.59% of the iBill members interest and an aggregate of 105,168 shares of GMI Stock will be pledged to the holders of the Series F Preferred Stock of the Company; and

(f)

be substantially in the form attached hereto at Exhibit A and made a part hereof.

(g)

Notwithstanding the foregoing $3.00 per share Floor Price, described in Paragraph 1.A.(c) above, in the event that 50% of the average closing price of Company Common Stock, as traded on the AMEX or another National Securities Exchange, for the five trading days immediately prior to the Conversion Date, shall be less than the $3.00 Floor Price on the date (the “Conversion Date”) that notice of conversion is given to the Company by the Purchaser (the “Conversion Notice”), then, and in such event, the Purchaser shall be entitled to receive from the “Escrowed Shares,” hereinafter defined, that number of additional shares of Common Stock of the Company (the “Adjustment Shares”) as shall represent, together with the number of Note Conversion Shares issued at the Conversion Price then in effect, the aggregate number of shares of Common Stock that would have been issuable (a) based upon the Conversion Price then in effect, and (b) assuming that the Floor Price had been reduced to $1.00 per share (the “Assumed Floor Price”).

A maximum of up to 39,916,666 Adjustment Shares of the Company are subject to potential issuance to (i) up to a maximum of 25,000,000 of such Adjustment Shares, to the Purchaser and other Purchasers of up to a maximum of $15,000,000 of 10% Notes (ii) up to a maximum of 5,833,333 of such Adjustment Shares to the holders of $3,500,000 stated value of Series E convertible preferred stock hereinafter described (the “Series E Preferred Stock”), and (iii) up to a maximum of 9,083,333 of such Adjustment Shares to the holders of $5,450,000 stated value of Series F Senior Preferred Stock. Such maximum number of Adjustment Shares shall be subject to adjustment in the event that the Assumed Floor Price is lowered pursuant to the terms of the 10% Notes.

For the avoidance of doubt, if for example, the Purchaser sends a Conversion Notice to convert $1,000,000 of its Note and the Conversion Price (calculated based upon 50% of the average closing price of Company, as traded on the AMEX or another National Securities Exchange, for the five trading days immediately prior to the Conversion Date) shall be $1.00 per share, notwithstanding the $3.00 Floor Price set forth above and in the Note, the Purchaser would be entitled to receive for no additional consideration, out of the Escrowed Shares described below, an additional 666,667 shares of Common Stock.  In such example, however, based on the $0.50 per share Assumed Floor Price, in no event would the Company be required to issue more than 1,666,667 Adjustment Shares, even if the Conversion Price then in effect was less than $0.50.

(h)

To avoid further dilution to the Company if Adjustment Shares become issuable to holders of the Series F Senior Preferred Stock, 10% Notes and Series E Preferred Stock, GMI Investment Partners, a principal stockholder of the Company, and their affiliates described in Section 1B below and the Company, have entered into an escrow agreement with legal counsel to the Company and legal counsel to the holders of each of the 10% Notes, Series F Senior Preferred Stock and Series E Preferred Stock.  Under the terms of the escrow agreement (the “Series G Preferred Stock Escrow Agreement”), an aggregate of 29,929 shares of the Company’s “Series G Preferred Stock” (described below) that are automatically convertible into an aggregate of 39,916,666 shares of Common Stock of the Company by not later than December 31, 2004, are being placed in escrow (the “Escrowed Shares”).  Such Escrowed Shares includes shares of Series G Preferred Stock convertible into a maximum of 25,000,000 shares of Common Stock being held for the benefit of the Purchaser and all other Purchasers of Notes.   In the event that the Conversion Price shall be less than $3.00 per share on any Conversion Date, within three (3) Business Days after a Conversion Notice shall be delivered to counsel to the Company and to the Purchaser setting forth the calculation of the appropriate number of Escrowed Shares to be delivered to the Purchaser as Adjustment Shares, the Escrow Agents shall cause certificates evidencing such Adjustment Shares (up to the maximum 25,000,000 Adjustment Shares available to Purchaser and all other Purchasers of 10% Notes) to be delivered to the Purchasers.  The Purchaser hereby agrees to the terms set forth in the Series G Preferred Stock Escrow Agreement, including the appointment of Granite Financial Partners LLC, as a Series G Preferred Stock Escrow Agent. Similar escrow arrangements are also available with counsel to the holders of Series F Senior Preferred Stock and Series E Preferred Stock. Any Escrowed Shares no longer subject to issuance as Adjustment Shares or otherwise remaining in escrow following conversion into Common Stock of all outstanding 10% Notes, Series E Preferred Stock and Series F Senior Preferred Stock, shall be promptly returned to GMI Partners or its Affiliates.

(i)

The Note Conversion Shares, any Adjustment Shares that the Purchaser may acquire at any time, and any shares of Common Stock issuable upon exercise of the Warrants (the “Note Warrant Shares”), are subject to limitation, so that the aggregate number of shares of Common Stock of which such Purchaser and all persons affiliated with such Purchaser have beneficial ownership (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) does not at any time exceed 9.99% of the Company's then outstanding Common Stock.

(j)

The Note, all other Notes, the Note Conversion Shares, the Adjustment Shares, and any Note Warrant Shares that may be issued to the Purchaser and other Purchasers of Notes are sometimes herein collectively referred to as the "Securities."  This Agreement, the form of Notes, the Warrants in the form of Exhibit B annexed hereto, the Security Agreement in the form of Exhibit C annexed hereto (the “Security Agreement”), the Pledge Agreement in the form of Exhibit D annexed hereto (the “Pledge Agreement”), the Registration Rights Agreement in the form of Exhibit E annexed hereto (the “Registration Rights Agreement”), the GMI Stock Purchase Agreement in the form of Exhibit F annexed hereto, the Series G Preferred Stock Escrow Agreement in the form of Exhibit G annexed hereto, and the Plan (a copy of which has been provided to Purchaser) are sometimes herein collectively referred to as the "Transaction Documents."

(k)

The Securities will be offered and sold to the Purchaser without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

(l)

In connection with the sale of the Securities, the Company has made available (including electronically via the SEC’s EDGAR system) to Purchaser its periodic and current reports, forms, schedules, proxy statements and other documents (including exhibits and all other information incorporated by reference) filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 2002. These reports, forms, schedules, statements, documents, filings and amendments, are collectively referred to as the "Disclosure Documents."  All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Disclosure Documents (or other references of like import) shall be deemed to mean and include all such financial statements and schedules, documents, exhibits and other information which is incorporated by reference in the Disclosure Documents.

B.

The Transactions, Issuance of Transaction Securities and Use of Proceeds.

(a)

Use of Proceeds. The proceeds from the sale of up to $15.0 million of 10% Notes, up to $3.5 million of Series E Preferred Stock and up to $3.45 million of Senior Series F Preferred Stock (together with the shares of Series G Preferred Stock to be issued to GMI Investment Partners described below, collectively referred to as the “Transaction Securities”) shall be utilized by the Company to pay the $16.35 million of the $20.0 million purchase price for approximately 39.5% of the outstanding common stock of General Media, Inc. (the “GMI Stock”), as reorganized (the “Reorganized General Media” and, together with certain of its subsidiaries (the “General Media Debtors”).  The GMI Stock is being purchased by the Company from GMI Investment Partners in connection with the transactions contemplated by a settlement and securities purchase agreement, dated as of September 21, 2004, by and among PET Capital Partners LLC, Absolute Return Europe Fund, Susan Devine, NAFT Ventures I LLC, Marc H. Bell, Daniel Staton (collectively, the “Bell/Staton Group”), Penthouse International, Inc., MVIT, GMI Investment Partners and Milberg Weiss Bershad & Schulman LLP (“Milberg Weiss”), as escrow agent (the “GMI Stock Purchase Agreement”).

Under the terms of the GMI Stock Purchase Agreement, a minimum of $10.0 million and a maximum of $20.0 million is required to be paid as the purchase price for between 24.15% and 48.3% of the GMI Stock by September 29, 2004.  It is anticipated that the Company will pay $16.350 million by such date and purchase approximately 81.75% of the GMI Stock, representing an aggregate of 39.5% of the outstanding common stock of General Media.  However, the Bell/Staton Group has given the Company an extension until October 13, 2004 to pay the remaining $3.650 million for the GMI Stock and increase its percentage ownership in the outstanding General Media common stock from 39.5% to 48.3%. The balance of the proceeds in excess of $20.0 million, if any, from the sale of the Transaction Securities will be used by the Company only to pay transaction expenses and for working capital and other corporate purposes for its iBill subsidiary.  The Company intends to continue to offer the 10% Notes (and/or other equity or equity type convertible securities subordinated to the Series F Preferred Stock) through October 31, 2004.  Although the Company presently intends to purchase the remaining available GMI Stock, it reserves the right to allocate all net proceeds from the sale of additional 10% Notes or other securities to working capital and general business purposes for its prospective iBill subsidiary.

(b)

Escrow of Proceeds. The aforesaid $16.35 million to $20.0 million purchase price for the GMI Stock shall be deposited with the Escrow Agent and released to the Bell/Staton Group only upon the closing (the “Plan Closing”) of the transactions contemplated by the Fourth Amended and Restated Joint Plan of Reorganization of the General Media Debtors (the “Plan”), including, but not limited to, the purchase of up to 48.3% of the GMI Stock by the Company and the consummation of the transactions contemplated by the Transaction Documents.   A copy of the GMI Purchase Agreement and the Plan has been made available to each Purchaser.

(c)

Capitalization of Reorganized GMI. Pursuant to the Plan, the General Media Debtors shall be emerging from the Chapter 11 bankruptcy currently pending in the United States Bankruptcy Court for the Southern District of New York, Case No. 03-15078 (SMB) (the “Bankruptcy Case”) as a result of which (i) the Bell/Staton Group or their affiliates shall hold approximately $27.0 million of seven year New GMI Term Loan Notes, (ii) the unsecured creditors shall receive $2.0 million in cash and up to $11.0 million in New GMI Term Loan Notes, (iii) certain members of the Bell/Staton Group shall provide a maximum $20.0 million Exit Financing Facility (of which approximately $8.0 million shall be drawn to pay cash expenses and payments in the Bankruptcy Case, (iv) all outstanding equity securities of General Media, Inc. shall be cancelled, and (v) an aggregate of 1,000,000 shares of Common Stock of Reorganized General Media shall be issued, of which (A) the Company shall own the GMI Stock, to represent approximately between 39.5% and 48.3% of the outstanding common stock of Reorganized GMI, and (B) an equal number of Notes of Reorganized GMI common stock shall be owned by the Bell/Staton Group or their affiliates.

(d)

Reserved Shares.The Company will reserve for issuance to the Purchasers of up to $15.0 million of Notes, the purchasers of $3.5 million of Series E convertible preferred stock of the Company (the “Series E Preferred Stock”), and the purchasers of the $5.45 million stated value of Series F Senior Preferred Stock, a maximum of 7,983,333 million shares of Common Stock that may be issuable: (i) as Note Conversion Shares upon conversion of Notes, (ii) upon conversion of the Series E Preferred Stock, and (iii) upon conversion of the Series F Senior Preferred Stock, to holders of Notes, Series E Preferred Stock and Series F Preferred Stock based on the $3.00 per share Conversion Price as to the Series F Senior Preferred Stock and the $3.00 per share Floor Price applicable upon conversion of the Series E Preferred Stock and the Notes (collectively the “Conversion Shares”).  The Company shall also reserve for issuance an additional (i) 5,000,000 Note Warrant Shares issuable upon exercise of the Warrants sold to Purchasers of Notes, (ii) a maximum of 610,776 shares of Common Stock issuable upon exercise of warrants (similar to the Warrants) sold to purchasers of the Series F Senior Preferred Stock, and (iii) a maximum of 430,504 shares of Common Stock issuable upon exercise of warrants (similar to the Warrants) sold to purchasers of the Series E Senior Preferred Stock (collectively, the “Warrant Shares”).  GMI Investment Partners shall also place in escrow an aggregate of 29,929 shares of Series G Preferred Stock that is automatically convertible on or before December 31, 2004 into 39,916,666 shares of Common Stock.  Such 39,916,666 Escrowed Shares shall be reserved as Adjustment Shares for potential issuance to the holders of Notes, Series E Preferred Stock and Series F Senior Preferred Stock.  The maximum of (i) 7,983,333 shares of Common Stock that may be issuable as Conversion Shares, (ii) 39,916,666 shares of Common Stock that may be issued as Adjustment Shares, and (iii) a maximum of 6,041,280 shares of Common Stock (subject to anti-dilution adjustment) that may be issued as Warrant Shares are collectively referred to as the “Reserved Shares”).

(e)

Series G Preferred Stock. In consideration of their (i) assignment to the Company of the right to purchase the GMI Stock, (ii) having provided financing and financial accommodations that facilitated the acquisitions of iBill and the GMI Stock, (iii) having provided iBill with transaction processing financing, (iv) having provided personal guarantees and ongoing indemnification to Penthouse and iBill in connection with certain contingent liabilities, and (v) having and continuing to provide management and consulting services to the Company and iBill; the fair value of which financings, financial accommodations, indemnification and management services are estimated to be in excess of approximately $85.0 million, on the Effective Date of the Plan and transfer of title to the GMI Stock to CCI, it is contemplated that CCI shall sell and issue to GMI Investment Partners, 45,000 shares of newly authorized Series G convertible preferred stock, $1,000 per share stated value (the “Series G Preferred Stock”).  The Series G Preferred Stock will:

(i)

be junior on liquidation and sale of control of the Company to the Series E Preferred Stock and Series F Senior Preferred Stock;

(ii)

not pay any dividend or be secured by any assets of the Company;

(iii)

not be subject to mandatory redemption; and

(iv)

upon the earlier of December 31, 2004 or the Company obtaining Stockholder Approval, the Series G Preferred Stock shall be automatically converted in an aggregate number of shares of Common Stock as shall equal 68.0 million shares less all Conversion Shares.

The partners of GMI Investment Partners are The Molina Vector Investment Trust (“MVIT”), Aries Capital LLC (“Aries”), Granite Management LLC (“Granite”) and certain affiliates, financial partners and business associates of MVIT, Aries and Granite.  MVIT is an affiliate of Penthouse.  GMI Investment Partners shall escrow an aggregate of 39,916,666 of such shares of Common Stock it shall receive upon conversion of its Series G Preferred Stock, in the event and to the extent that such Adjustment Shares shall be required to be issued to holders of Notes, Series E Preferred Stock and Series F Senior Preferred Stock.

(f)

Anticipated Capitalization of the Company.  Upon issuance of the Transaction Securities, in addition to the Notes and the Series G Preferred Stock (the terms of which are described above), it is anticipated that the Capitalization of the Company shall be as follows:

(i)

Notes. Up to $15.0 million of Notes, containing the terms and conditions set forth above;

(ii)

Series A, B and C Preferred Stock. No shares of Series A Preferred Stock are issued, 1,000 shares of Series B Preferred Stock, convertible into 100,000 shares of Common Stock, and 10,000 shares of Series C Preferred Stock are issued, convertible into 1,000,000 shares of Common Stock;

(iii)

Series D Preferred Stock. An aggregate of 330,000 shares of Series D Preferred Stock have been issued to Penthouse in partial consideration for the contemplated sale of iBill to CCI.  The Series D Preferred Stock (A) pays no dividend, (B) has a $100 per share liquidation value, (C) is unsecured and non-redeemable, and (D) on the earlier to occur of (x) the Company obtaining Stockholder Approval and approval by the AMEX of the iBill, or (y) January 21, 2005, shall be automatically converted, together with approximately 3.2 million shares of Company Common Stock to be issued to Penthouse in connection with the consummation of the iBill sale, into that number of shares of Common Stock that would represent 49.9% of the “Fully-Diluted Company Common Stock” at the time of conversion.  Fully-Diluted Company Common Stock means all outstanding shares of Company Common Stock and all additional Common Stock issuable upon exercise or conversion of all options, warrants, convertible notes or convertible preferred stock (including, for purposes of such definition, all Common Stock issuable in connection with the Transaction Securities).  It is anticipated that an aggregate of approximately 81.4 million shares of Company Common Stock (the “Series D Conversion Shares”) will be issued to Penthouse upon full conversion of the Series D Preferred Stock.  It is anticipated that, following the acquisition of the GMI Stock and consummation of the iBill acquisition, such Series D Conversion Shares and the 3.2 million shares of Common Stock (a total of up to 85.0 million shares of Common Stock) will be distributed to the holders of Penthouse Common Stock and other securities convertible into or exercisable for shares of Penthouse Common Stock in connection with the subsequent liquidation of that entity.

(iv)

Series E Preferred Stock. $3.5 million represented by 35,000 shares of Series E Preferred Stock to be issued to Monarch Pointe Fund LP (“Monarch”) which shall: (A) pay an annual dividend of 6% per annum, until the effective date of the Registration Statement registering the underlying conversion shares and Adjustment Shares issuable upon conversion of the Series E Preferred Stock for resale; (B) be senior, at the rate of $100 per share, on liquidation and sale of control to the Company’s outstanding Series A Preferred, Stock, Series B Preferred Stock, Series C Preferred Stock and Series G Preferred Stock, (C) be junior on liquidation and sale of control to the Company’s outstanding Series F Senior Preferred Stock; (D) not be redeemable or secured by any Liens on assets of iBill or pledge of equity of iBill or Reorganized GMI; and (E) upon the earlier to occur of (x) the Company’s obtaining of Stockholder approval, or (y) December 31, 2004, shall be convertible into Common Stock at a conversion price equal to 50% of the “Market Price” (as defined) of the Company’s Common Stock, as traded on the AMEX or any other national securities exchange (the “Series E Conversion Price”), subject to a floor of $3.00 per share; provided, that at the time of conversion, the holders of the Series E Preferred Stock shall be entitled to receive the benefit of the issuance of Adjustment Shares on the same terms and conditions as holders of the Series F

Senior Preferred Stock and shares of Series F Senior Preferred Stock.  In addition, Monarch and its affiliate, Mercator Advisory Group (“Mercator”) will receive warrants (the “Monarch Group Warrants”) to purchase approximately 430,504 additional shares of Common Stock at an exercise price equal to the Series E Conversion Price.

(v)

Series F Senior Preferred Stock. Up to an aggregate of $5.45 million, represented by up to 54,500 shares of Series F Preferred Stock to be issued to Vestcap International Management Limited, Castlerigg Master Investments Limited and Brivis Investments Limited or their affiliates (collectively “Castlerigg”) which shall: (A) pay an annual dividend of 10% per annum, of which 50% is payable in cash and the balance payable in additional shares of Common Stock at the Conversion Price then in effect (but without regard for the $0.50 per share assumed floor; (B) be senior, at the rate of $100 per share, on liquidation and sale of control to the Notes and the Company’s outstanding Series A Preferred, Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series G Preferred Stock, (C) unless previously converted into Common Stock shall be redeemable at the option of the holders on September 15, 2009; (D) be secured by a second priority Lien on the assets of iBill senior to the Lien granted to the holders of the Notes, and by the pledge of equity of iBill and Reorganized GMI, on a pari passu basis with the holders of the Notes; and (E) be convertible upon the earlier of December 31, 2004 or the Company’s obtaining of Stockholder Approval into Common Stock at a conversion price equal to $3.00 per share (the “Series F Conversion Price”); provided, that if at the time of conversion, 50% of the “Market Price” (as defined) of the Company’s Common Stock, as traded on the AMEX or any other national securities exchange shall be less than $3.00, the holders of the Series F Preferred Stock shall be entitled to receive the benefit of the issuance of Adjustment Shares from the Escrowed Shares on the same terms and conditions as holders of the Notes and shares of Series E Preferred Stock. In addition, Castlerigg will receive warrants (the “Castlerigg Warrants”) to purchase approximately 610,776 additional shares of Common Stock at an exercise price of $3.00 per share.

(vi)

Outstanding and Fully-Diluted Common Stock. As at the date hereof, the Company is authorized to issue an aggregate of 30,000,000 shares of Common Stock, of which approximately 17.0 million shares of Common Stock are currently outstanding.  On a fully-diluted basis, after giving effect to:

(A)

the issuance by not later than December 31, 2004 (upon automatic conversion of the Series G Preferred Stock) of (x) 68.0 million shares of Common Stock, less (y) up to 7,983,333 Conversion Shares, in connection with the completion of the Company’s acquisition of the GMI Stock (to occur not later than October 31, 2004);

(B)

the issuance by not later than January 21, 2005 to Penthouse International Inc. (upon automatic conversion of the Series D Preferred Stock) of 85.0 million shares of Common Stock in connection with the consummation of the acquisition of 100% of the members equity of iBill (the “iBill Acquisition”), and

(C)

after giving effect to the issuance of all Conversion Shares (based on a $3.00 per share Conversion Price in the Series F Preferred Stock and the stated floor price set forth in the 10% Notes and certificates of designations of the Series E Preferred Stock) of all outstanding Preferred Stock, it is anticipated that an aggregate of 170,000,000 shares of Fully-Diluted Company Common Stock will be outstanding, before issuance of up to approximately 6,100,000 shares of Common Stock (subject to anti-dilution adjustment) that may be issued as Warrant Shares to holders of 10% Notes, Series E Preferred Stock and Series F Preferred Stock.

(g)

Stockholder Approval. Penthouse and other Company stockholders holding in excess of 50% of the outstanding shares of Company Common Stock have provided the Company with irrevocable and unconditional written approvals and consents to all of the Transactions, including, without limitation (i) the transactions contemplated by the GMI Stock Purchase Agreement, (ii) consummation of the iBill Acquisition, (iii) an amendment to the Certificate of Incorporation of the Company that, inter alia, shall increase the authorized Common Stock to 250.0 million shares of Common Stock, (iv) the sale and issuance of the 10% Notes, the Warrants, the Series E Preferred Stock, the Series F Senior Preferred Stock, the Series G Preferred Stock, and the other Warrant Shares, and (v) all of the related transactions described herein (the “Stockholder Approval”).  The term “Stockholder Approval” shall also include the filing and approval of a listing application for the additional shares of the Company’s Common Stock to be issued upon conversion of the 10% Notes, the Series E Preferred Stock, the Series F Senior Preferred Stock and the Series G Preferred Stock, in accordance with the rules of the AMEX.   Such Stockholder Approval, in lieu of a special meeting of stockholders, are permissible under Delaware corporate law and pursuant to Section 705 and Section 712 of the rules and regulations of the AMEX.  Following the Closing Date, the Company will, in accordance with the Securities Exchange Act of 1934, as amended, file a Form 14C Information Statement with the SEC, describing the Transactions and, upon approval of such Information Statement, mail same to the Company stockholders.  No further vote or approval is required of Company stockholders receiving such Information Statement.  Accordingly, it is anticipated that the “Stockholder Approval” condition to the rights of holders of the 10% Notes, the Series E Preferred Stock, the Series F Senior Preferred Stock and the Series G Preferred Stock to convert such Securities into Common Stock, and the rights of holders of Warrants and other warrants to exercise such Securities will be obtained on or before November 30, 2004.

In the event that, for any reason, all of the foregoing “Stockholder Approval” conditions are not satisfied by December 31, 2004, then the Company shall pay to the Purchaser in cash 2% of the $3,450,000 Purchase Price for the Series F Senior Preferred Stock for each month following December 31, 2004 that such Stockholder Approval conditions remain unsatisfied (provided, however, that to the extent that the Purchaser exercises its Exchange Option, the payment shall also be based on the purchase price of the Penthouse stock so exchanged).  The Company has agreed to pay a similar penalty to the holders of the 10% Notes and the Series E Preferred Stock.

(h)

AMEX Approval. In August 2004, the Company announced its consummation of the acquisition of Media Billing Company, LLC and its wholly owned subsidiary Internet Billing Company LLC (“iBill”), pursuant to the terms of a securities purchase agreement, dated July 22, 2004, as amended (the “iBill Purchase Agreement”).  On September 20, 2004, the Company received a notice from the AMEX of its intention to de-list the Company’s Common Stock from trading on the AMEX, pending a hearing requested by the Company.  The delisting notice stated, among other things, that the Company failed to furnish certain necessary information to the AMEX concerning iBill and that the iBill Acquisition raised certain public interest concerns.  On September 23, 2004, the Company agreed to rescind the closing of the iBill Acquisition.  However, the iBill Purchase Agreement continues to remain in full force and effect.  As a result of its agreement to rescind the closing of the iBill Acquisition, pending the resolution of all listing eligibility issues and AMEX approvals, the staff of the AMEX agreed to withdraw its notice of intent to de-list the Company’s securities.

The Company intends to furnish the information requested by the AMEX on a timely basis and is hopeful that the staff of the AMEX will, upon receipt and review of such information, provide all necessary approvals for the iBill Acquisition.  There can be no assurance that the Company will be able to satisfactorily resolve all listing issues or that it will receive all such AMEX approvals associated with the iBill transaction.  However, if for any reason, AMEX approval has not been obtained by January 21, 2005, the Company will nevertheless close the iBill Acquisition, withdraw from the AMEX and seek to re-list its Common Stock on another National Securities Exchange.

Following receipt of the AMEX notice of delisting, on September 23, 2004, each of the Company, Penthouse and GMI Investment Partners entered into an agreement (the “September 23rd Agreement”) that provides that the iBill Acquisition will be consummated, all shares of the Company Common Stock and Series D Preferred Stock issuable to Penthouse upon consummation of the iBill Acquisition will be issued, and all of the Series D Preferred Stock will be converted into approximately 81.4 million shares of Company Common Stock, upon the earlier to occur of (i) AMEX Approval of the iBill Acquisition, or (ii) January 21, 2005.  The Company has delivered to legal counsel to Penthouse, for filing with the Secretary of State of the State of Delaware on the earlier of AMEX Approval or January 21, 2005, a duly executed undated certificate of designation for the Series D Preferred Stock, containing no conditions to conversion of such securities into Common Stock.

In addition, pursuant to the September 23rd Agreement, the Company has also delivered to legal counsel to Penthouse, for delivery to the 10% Note holders or filing with the Secretary of State of the State of Delaware, as applicable, on the earlier of Stockholder Approval or December 31, 2004 (i) duly executed 10% Notes, and (ii) duly executed undated certificates of designation for each of the Series E Preferred Stock, Series F Senior Preferred Stock and the Series G Preferred Stock, which Notes and Certificates contain no conditions to conversion of any of such securities into Company Common Stock.

2.

Representations and Warranties of the Company. The Company represents and warrants to and agrees with Purchaser, as follows:

(a)

The Disclosure Documents as of their respective dates did not, and will not (after giving effect to any updated disclosures therein) as of the Closing Date as defined in Section 3 below, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Disclosure Documents and the documents incorporated or deemed to be incorporated by reference therein, at the time they were filed or hereafter are filed with the SEC, complied and will comply, at the time of filing, in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may be, as applicable.

(b)

Schedule A attached hereto sets forth a complete list of the subsidiaries of the Company (the "Subsidiaries").  Each of the Company and its Subsidiaries has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Disclosure Documents and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole based on a reasonable person standard (any such event, a "Material Adverse Effect").  As of the Closing Date, the Company has and will have the authorized, issued and outstanding capitalization set forth above in Section 1 this Agreement (the “Company Capitalization”).  Except as set forth in the Disclosure Documents or on Schedule A, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in, or own any indebtedness of, any other person.  All of the outstanding Notes of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities, and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Disclosure Documents, all of the outstanding Notes of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Disclosure Documents, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, Notes of capital stock of or ownership interests in the Company or any Subsidiary are outstanding.

(c)

The Company has the requisite corporate power and authority to enter into and execute, deliver and perform its obligations under the Transaction Documents, including, without limitation to take on the Indebtedness evidenced in the Notes and to permit the conversion of such Notes into Common Stock of the Company. Each of the Transaction Documents has been duly and validly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (B) general principles of equity and the discretion of the court before which any proceeding therefore may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions").

(d)

The Securities have been duly authorized and, when issued upon payment thereof in accordance with this Agreement, will have been validly issued, fully paid and nonassessable.  The Note Conversion Shares issuable have been duly authorized and validly reserved for issuance, and when issued upon conversion of the Notes in accordance with the terms of the Notes, will have been validly issued, fully paid and nonassessable. The Common Stock of the Company conforms to the description thereof contained in the Disclosure Documents.  The stockholders of the Company have no preemptive or similar rights with respect to the Common Stock.  Company has sole legal, nominal and beneficial ownership and title to the Securities and has the right to vote or direct the voting of the Common Stock, which upon conversion shall be free and clear of all adverse interests, liens, claims and encumbrances.  The delivery of the Note Conversion Shares to Purchaser, duly endorsed or accompanied by duly executed stock powers, will transfer to Purchaser good and indefeasible title to such shares, free and clear of all liens, proxies, encumbrances and claims of every kind and Company will forever warrant and defend (with counsel acceptable to Purchaser) such title, and indemnify Purchaser for all adverse claims, demands, or liability with respect to the validity of such title or transfer thereof, against any claimants thereto.

(e)

The Conversion Price, Floor Price, Note Conversion Shares and Adjustment Shares issuable upon conversion of the Note issued to Purchaser hereunder, all other terms and conditions of conversion of the Note and the collateral granted to the Purchaser securing the Note shall be (i) as described in this Agreement, and (ii) identical in all material respects to the conversion price, terms and conditions of conversion and collateral granted to all other Purchasers of Notes and to the holders of Company Series E Preferred Stock and Series F Senior Preferred Stock.

(f)

No consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party or other act is required for the performance of the Transaction Documents by the Company or for the consummation by the Company of any of the transactions contemplated thereby, or the application of the proceeds of the issuance of the Securities as described in this Agreement, except for such consents, approvals, authorizations, licenses, qualifications, exemptions or orders (i) as have been obtained on or prior to the Closing Date, (ii) as are not required to be obtained on or prior to the Closing Date that will be obtained when required.

(g)

None of the Company or the Subsidiaries, or any of their operations is (i) in material violation of its articles of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, applicable law, rule or regulation applicable to it or any of its properties or assets, or (iii) except as described in the

Disclosure Documents, in default or breach (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect or which would create any liability, obligation, cost or expense to or for Purchaser after the Closing.

(h)

The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated thereby and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default), or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries; which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect, or (c) give any third party the right to terminate or accelerate any obligation of Company under (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the articles of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets.

(i)

The audited consolidated financial statements included in the Disclosure Documents present fairly the consolidated financial position, results of operations, cash flows and changes in shareholders' equity of the entities, at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Disclosure Documents are accurate and complete, present fairly the consolidated financial position, results of operations and cash flows of the entities, at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the selected financial and statistical data included in the Disclosure Documents are accurate and complete, present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included therein, except as otherwise stated therein; and each of the auditors previously engaged by the Company or to be engaged in the future by the Company is an independent certified public accountant as required by the Securities Act for an offering registered thereunder.

(j)

Except as described in the Disclosure Documents, there is not pending or, to the knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect, would adversely affect the Company’s performance under this Agreement or which may result in an obligation or liability on Purchaser after the closing of this transaction or which have created or might in the future create a lien or adverse claim against the Common Shares, that have not been corrected or disclosed in writing to Purchaser, nor are there any threats thereof known to Company, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Disclosure Documents.

(k)

The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their businesses as described in the Disclosure Documents.  None of the Company or the Subsidiaries has received any written notice of infringement of (or knows of any such infringement of) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(l)

Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Disclosure Documents ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Disclosure Documents.

(m)

Subsequent to the respective dates as of which information is given in the Disclosure Documents and except as described therein, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business or (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of capital stock by the Company), (iii) there has not been any material increase in the long-term indebtedness of the Company or any of the Subsidiaries, (iv) there has not occurred any event or condition, individually or in the aggregate, that has a Material Adverse Effect, and (v) the Company and the Subsidiaries have not sustained any material loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding.

(n)

There are no legal or governmental proceedings nor are there any contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Disclosure Documents.  Except as described in the Disclosure Documents, none of the Company or the Subsidiaries is in default or breach under any of the contracts described in the Disclosure Documents, has received a notice or claim of any such default or breach or has knowledge of any breach of such contracts by the other party or parties thereto, except for such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(o)

Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Disclosure Documents as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Disclosure Documents.  All leases, contracts and agreements to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Company, valid and enforceable against the other party or parties thereto and are in full force and effect.

(p)

Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

(q)

None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

(r)

None of the Company or the Subsidiaries or, to the knowledge of any of such entities' directors, officers, employees, agents or controlling persons, has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result in the stabilization or manipulation of the price of the Common Stock.

(s)

None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act) directly, or through any agent, engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or engaged in any other conduct that would cause such offering to be constitute a public offering within the meaning of Section 4(2) of the Securities Act.  Assuming the accuracy of the representations and warranties of the Purchaser in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchaser in the manner contemplated by this Agreement to register any of the Securities under the Securities Act.

(t)

Except as set forth in the Disclosure Documents, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or any of the Subsidiaries, which is pending or, to the knowledge of the Company or any of the Subsidiaries, threatened.

(u)

Each of the Company and the Subsidiaries maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its material assets is permitted only in accordance with management's authorization and (D) the values and amounts reported for its material assets are compared with its existing assets at reasonable intervals.

(v)

The Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Notes and the transactions contemplated by the Transaction Documents.

(w)

The Common Stock currently trades on the AMEX.  Except as described in this Agreement or the Disclosure Documents, the Company currently is not in violation of, and the consummation of the transactions contemplated by the Transaction Documents will not violate, any rule of the AMEX or National Association of Securities Dealers.  The Company will use its best efforts, consistent with the disclosures contained in Section 1(B)(h) above, to maintain its listing on the AMEX and, if such listing shall not be maintained, will obtain a listing on another National Securities Exchange.

(x)

The Company is eligible to use Form S-1 or SB-2 for the resale of the Note Conversion Shares and any Adjustment Shares by the Purchasers or their transferees.  The Company has no reason to believe that it is not capable of satisfying the registration or qualification requirements (or an exemption therefrom) necessary to permit the resale of the Note Conversion Shares under the securities or "blue sky" laws of any jurisdiction within the United States that is the residence or domicile of any Purchaser.

3.

Purchase, Sale and Delivery of the Notes.  On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and Purchaser agrees to purchase from the Company, a principal amount of Notes in the amounts shown on the signature page hereto.

One or more Notes and Warrants that the Purchaser has agreed to purchase shall be delivered by or on behalf of the Company, against payment by or on behalf of the Purchaser, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing.  Payment for the Notes shall be made at the offices of the Company, 2200 S.W. 10th Street, Deerfield Beach Florida at not later than 5:00 p.m. (New York time) on or before Wednesday, September 29, 2004 (the “Closing”), or at such date as the Purchaser and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date."  The aggregate purchase price for the Notes (the “Purchase Price”) shall be paid by wire transfer of immediately available funds to the attorneys’ escrow escrow account of Gersten, Savage Kaplowitz Wolf & Marcus, LLP, counsel to the Company, or at the request of the Company, directly to the attorneys’ escrow account of Milberg Weiss Bershad & Schulman LLP, as Escrow Agent, under the GMI Securities Purchase Agreement.  At the Closing or not later than five (5) days after completion of the Closing, the Company shall deliver one or more duly executed Notes and Warrants to the Purchaser to his or its address designated in writing to the Company.  The GMI Stock Purchase Agreement was executed by the parties on September 23, 2004.  In the event that for any reason the Effective Date of the Plan referred to in the GMI Stock Purchase Agreement shall not be consummated by October 31, 2004, all escrowed funds shall be immediately returned to the Purchaser.  In such event, the Company has authorized its counsel to give irrevocable instructions to Milberg Weiss Bershad & Schulman LLP, as Escrow Agent, under the GMI Securities Purchase Agreement, to deliver to the Purchaser the full Purchase Price for the Note and the full purchase prices of all other Notes to the other Purchasers of Notes, respectively.

4.

Certain Covenants of the Company.  The Company covenants and agrees with each Purchaser as follows:

(a)

None of the Company or any of its Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

(b)

The Company will not become, at any time prior to the expiration of three years after the Closing Date, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under the Investment Company Act.

(c)

None of the proceeds of the sale of the Securities will be used to reduce or retire any insider note or convertible debt held by an officer or director of the Company.

(d)

Subject to Section 10 of this Agreement, the Note Conversion Shares and any Adjustment Shares will be listed on the American Stock Exchange (“AMEX”), or such market on which the Company's Common Stock are subsequently listed or traded, immediately following their issuance.

(e)

The Company shall ensure that no officer or director of the Company sells any shares of Common Stock from the Closing Date until the date that is 90 days following the effective date of the Registration Statement, as defined in Section 9 below.

(f)

The Company will use its best efforts to do and perform all things required to be done and performed by it under this Agreement and the other Transaction Documents and to satisfy all conditions precedent on its part to the obligations of the Purchaser to purchase and accept delivery of the Securities.

(g)

On the Closing Date, the Company shall file with the Secretary of State of the State of Florida, UCC-1 Financing Statements to perfect the Purchaser’s Lien on the assets of iBill.

5.

Conditions of the Purchaser's Obligations.  The obligation of each Purchaser to purchase a Note or pay for the Securities is subject to the following conditions unless waived in writing by the Purchaser:

(a)

The representations and warranties of the Company contained in this Agreement shall be true and correct in all respects (other than representations and warranties with a Material Adverse Effect qualifier, which shall be true and correct as written) on and as of the Closing Date; the Company shall have complied in all respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)

None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued in respect thereof; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or, to the Company's knowledge, threatened against the Company or against any Purchaser relating to the issuance of the Securities or any Purchaser's activities in connection therewith or any other transactions contemplated by this Agreement, the other Transaction Documents or the Disclosure Documents.

(c)

The Purchaser shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer and the Chief Financial Officer of the Company, to the effect of paragraphs 5(a) and (b).

(d)

Upon Conversion, Purchaser shall have received an opinion of Gersten Savage Kaplowitz Wolf & Marcus LLP counsel to the Company, with respect to the authorization of the Shares and other customary matters terms, reasonably satisfactory to the Purchaser.

Prior to the close of this transaction, Company shall give Purchaser immediate notice of the occurrence of any event or the receipt by Company of any notice or knowledge the effect of which would be to make a representation or warranty of Company herein untrue or misleading if made on or immediately following the occurrence of such event or the receipt of such notice or knowledge.  Company hereby agrees to protect, indemnify, and defend Purchaser, and Purchaser’s nominee, against and to hold Purchaser, and Purchaser’s nominee, harmless from any and all costs, claims, losses, attorneys’ fees, liabilities, and other expenses that Purchaser, or Purchaser’s nominee, may incur or to which Purchaser, or Purchaser’s nominee, may be exposed as a result of Company’s breach of or the falsity of any of Company’s representations or warranties in this Agreement or as a result of Company’s breach of or failure to perform or observe any of Company’s covenants in this Agreement.

6.

Representations and Warranties of the Purchaser.

(a)

The Purchaser represents and warrants to the Company that the Securities to be acquired by it hereunder (including the Notes and the Note Conversion Shares that it may acquire upon conversion thereof, as the case may be) are being acquired for his its own account for investment and with no intention of distributing or reselling such Securities (including the Notes and the Note Conversion Shares that it may acquire upon conversion or exercise thereof, as the case may be) or any part thereof or interest therein in any transaction which would be in violation of the securities laws of the United States of America or any State.  Nothing in this Agreement, however, shall prejudice or otherwise limit a Purchaser's right to sell or otherwise dispose of all or any part of such Notes or Note Conversion Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.  By executing this Agreement, each Purchaser further represents that such Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any Person with respect to any of the Securities.

(b)

The Purchaser understands that the Notes and the Note Conversion Shares and Adjustment Shares that may be acquired upon conversion of the Notes have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (a) pursuant to an exemption from registration under the Securities Act (and, if requested by the Company, based upon an opinion of counsel acceptable to the Company) or pursuant to an effective registration statement under the Securities Act and (b) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

The Purchaser agrees to the imprinting, so long as appropriate, of the following legend on the Securities (including the Notes the Note Conversion Shares and any Adjustment Shares that he or it may acquire upon conversion or exercise thereof, as the case may be):

The Securities evidenced by this certificate have not been registered under the U.S. Securities Act of 1933, as amended, and may not be offered, sold, pledged or otherwise transferred ("transferred") in the absence of such registration or an applicable exemption therefrom. In the absence of such registration, such Securities may not be transferred unless, if the Company requests, the Company has received a written opinion from counsel in form and substance satisfactory to the Company stating that such transfer is being made in compliance with all applicable federal and state securities laws.

The legend set forth above may be removed if and when the Notes or the Note Conversion Shares or the Adjustment Shares, as the case may be, are disposed of pursuant to an effective registration statement under the Securities Act or in the opinion of counsel to the Company experienced in the area of United States Federal securities laws such legends are no longer required under applicable requirements of the Securities Act.  The Notes, the Note Conversion Shares and the Adjustment Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends may be removed when in the opinion of counsel to the Company experienced in the applicable securities laws, the same are no longer required under the applicable requirements of such securities laws.  The Company agrees that it will provide each Purchaser, upon request, with a substitute certificate, not bearing such legend at such time as such legend is no longer applicable.  The Purchaser agrees that, in connection with any transfer of the Notes or the Note Conversion Shares or the Adjustment Shares pursuant to an effective registration statement under the Securities Act, such Purchaser will comply with all prospectus delivery requirements of the Securities Act.  The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of the Notes or the Note Conversion Shares or any Adjustment Shares.

(c)

The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act.  No Purchaser learned of the opportunity to purchase Notes or any other security issuable by the Company through any form of general advertising or public solicitation.

(d)

The Purchaser represents and warrants to the Company that he or it has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, having been represented by counsel, and has so evaluated the merits and risks of such investment and is able to bear the economic risk of such investment and, at the present time, is able to afford a complete loss of such investment.

(e)

The Purchaser represents and warrants to the Company that (i) the purchase of the Securities to be purchased by him or it has been duly and properly authorized and this Agreement has been duly executed and delivered by him or it or on his or its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; (ii) the purchase of the Securities to be purchased by it does not conflict with or violate its charter, by-laws or any law, regulation or court order applicable to him or it; and (iii) the purchase of the Securities to be purchased by him or it does not impose any penalty or other onerous condition on the Purchaser under or pursuant to any applicable law or governmental regulation.

(f)

The Purchaser represents and warrants to the Company that neither he or it nor any of its directors, officers, employees, agents, partners, members, or controlling persons has taken, directly or indirectly, any actions designed, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock.

(g)

The Purchaser acknowledges he or his or its representatives have reviewed the Disclosure Documents and further acknowledges that it or its representatives have been afforded (i) the opportunity to ask such questions as he or they deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Securities; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information contained in the Disclosure Documents.

(h)

The Purchaser represents and warrants to the Company that he or it has based his or its investment decision solely upon the information contained in the Disclosure Documents and such other information as may have been provided to it or its representatives by the Company in response to their inquiries, and has not based its investment decision on any research or other report regarding the Company prepared by any third party ("Third Party Reports").  The Purchaser understands and acknowledges that (i) the Company does not endorse any Third Party Reports and (ii) its actual results may differ materially from those projected in any Third Party Report.

(i)

The Purchaser understands and acknowledges that (i) any forward-looking information included in the Disclosure Documents supplied to Purchaser by the Company or its management is subject to risks and uncertainties, including those risks and uncertainties set forth in the Disclosure Documents; and (ii) the Company's actual results may differ materially from those projected by the Company or its management in such forward-looking information.

(j)

The Purchaser understands and acknowledges that (i) the Securities are offered and sold without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption depends in part on, and that the Company and its counsel will rely upon, the accuracy and truthfulness of the foregoing representations and Purchaser hereby consents to such reliance.

7.

Covenants of Purchaser Not to Short Stock.  The Purchaser, and his or its respective affiliates and assigns agree not to engage in short sales or other hedging transactions with respect to the Company Common Stock as long as Notes are outstanding.

8.

Termination.

(a)

This Agreement may be terminated in the sole discretion of the Company by notice to the Purchaser if at the Closing Date:

(i)

the representations and warranties made by Purchaser in Section 6 are not true and correct in all material respects; or

(ii)

as to the Company, the sale of the Securities hereunder (i) is prohibited or enjoined by any applicable law or governmental regulation or (ii) subjects the Company to any penalty, or in its reasonable judgment, other onerous condition under or pursuant to any applicable law or government regulation that would materially reduce the benefits to the Company of the sale of the Securities to such Purchaser, so long as such regulation, law or onerous condition was not in effect in such form at the date of this Agreement.

(b)

This Agreement may be terminated in the sole discretion of Purchaser by notice to the Company given in the event that the Company shall have failed, refused or been unable to satisfy all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, or if after the execution and delivery of this Agreement and immediately prior to the Closing Date, trading in securities of the Company or in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National or Small Cap Market or the NASD OTC Bulletin Board shall have been suspended or minimum or maximum prices shall have been established on any such exchange.

(c)

This Agreement may be terminated by mutual written consent of all parties.

9.

Registration.  Within 45 days from the Closing Date, the Company shall prepare and file with the SEC a Registration Statement (the “Registration Statement”) covering the resale of the maximum number of (a) Conversion Shares (including all Adjustment Shares), and (b) Warrant Shares (collectively, the "Registrable Securities") as set forth in the Registration Rights Agreement.

10.

Notices.  All communications hereunder shall be in writing and shall be hand delivered, mailed by first-class mail, couriered by next-day air courier or by facsimile and confirmed in writing (i) if to the Company, at the addresses set forth below, or (ii) if to a Purchaser, to the address set forth for such party on the signature page hereto.

If to the Company:

Care Concepts I, Inc.

2200 S.W. 10th Street

Deerfield Beach, Florida 33442

Attention:  President

Telephone:  (954) 363-4400

with a copy to:

Gertsten Savage Kaplowitz Wolf & Marcus, LLP

101 East 52nd Street,

New York, New York 10022

Attn: Stephen A. Weiss, Esq.

Telephone:  (212) 752-9700

Facsimile:  (212) 980-5192

All such notices and communications shall be deemed to have been duly given:  (i) when delivered by hand, if personally delivered; (ii) five business days after being deposited in the mail, postage prepaid, if mailed certified mail, return receipt requested; (iii) one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; (iv) the date of transmission if sent via facsimile to the facsimile number as set forth in this Section or the signature page hereof prior to 6:00 p.m. on a business day, or (v) the business day following the date of transmission if sent via facsimile at a facsimile number set forth in this Section or on the signature page hereof after 6:00 p.m. or on a date that is not a business day.  Change of a party's address or facsimile number may be designated hereunder by giving notice to all of the other parties hereto in accordance with this Section.

11.

Survival Clause.  The respective representations, warranties, agreements and covenants of the Company and the Purchaser set forth in this Agreement shall survive until the fifth anniversary of the Closing.

12.

Successors.  This Agreement shall inure to the benefit of and be binding upon Purchaser and the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligation hereunder without the prior written consent of the other party.

13.

Fees and Expenses.  On the Closing Date, Company agrees to pay Purchaser out of pocket attorneys' fees, payable to counsel to the Purchaser of the Note in connection with sicj counsel’s review and negotiation of the Transaction Documents.

14.

No Waiver; Modifications in Writing.  No failure or delay on the part of the Company or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or Purchaser at law or in equity or otherwise.  No waiver of or consent to any departure by the Company or Purchaser from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below.  Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Company and the Purchaser.  Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company or Purchaser from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given.  Except where notice is specifically required by this Agreement, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

15.

Purchaser’s Representative; Senior Debt.   By his or its execution of this Agreement, the Purchaser does hereby irrevocably appoint A.J. Nassar, Charles L. Samel, or either of them (or if the Purchaser shall be Western Pacific Investment Corp. or its Affiliates, Hooman Dayani, Esq.), as the Purchaser’s representative and agent (the “Purchaser Representative”) for the sole purpose of executing any subordination, intercreditor or similar agreement or undertaking with any Senior Lender to the Company or any of its Subsidiaries in connection with any iBill Senior Financing or any other senior secured financing(s) that the Company or any of its present or future Subsidiaries may hereafter engage in, whether in connection with any acquisition, working capital financing or other transaction (collectively,

“Senior Debt”).  Nothing contained in the Notes or this Agreement shall impose any limitation on the amount or the ability of the Company and/or its present or future subsidiaries (including iBill) to incur indebtedness for money borrowed, including additional Senior Debt, in such amounts as the Board of Directors of the Company may, in the exercise of its sole discretion, determine.  Notwithstanding the foregoing, Purchaser is only in agreement with the provisions of this Paragraph 15, and the Paragraph 15 shall only be binding on Purchaser if all Purchasers of the Notes agree to this paragraph.

16.

Entire Agreement.  This Agreement, together with Transaction Documents, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof and thereof.

17.

Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby.

18.

APPLICABLE LAW.  THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PROVISIONS RELATING TO CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREE THAT ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT ONLY IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, NEW YORK AND HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR SUCH PURPOSE.

19.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.

No Impairment.  The Company will not, by amendment of its Certificate of Incorporation, or through any reorganization, re-capitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, or take any action which would dilute or adversely affect the ownership interest of Purchaser in the Company upon conversion, but will at all times in good faith assist in carrying out of all of the provisions of this Agreement, and to take all such actions as may be necessary or appropriate in order to protect and issue the conversion rights of Purchaser against impairment.

21.

Facsimile Signatures. Facsimile signatures shall be construed and considered original signatures for purposes of enforcement of the terms of this agreement.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Company and the Purchaser.

Very truly yours,

Care Concepts I, Inc.

By:

___________________________

Name:

Gary Spaniak, Jr.

Title:

President

Purchaser Signature Page:

ACCEPTED AND AGREED TO

This __ day of September 2004:

_____________________________

By:

_______________________

Title

_______________________

Amount of Notes Purchased:  $_________

Purchase Price:  $_________

Address for Notice to Purchaser:

____________________________________

____________________________________

____________________________________

Exhibit A

Note

Exhibit B

Warrant

Exhibit C

Security Agreement

Exhibit D

Pledge Agreement

Exhibit E

Registration Rights Agreement

Exhibit F

GMI Stock Purchase Agreement